Financial Industries Corporation
                           Austin Centre, 701 Brazos Street
                                 Austin, Texas 78701




                                             October 21, 1996



          Dear Stockholder:

          You are invited to attend a Special Meeting of Stockholders of Financial Industries Corporation, which will be held on Tuesday, November 12, 1996, at 10:00 a.m. local time, at the offices of the Company at 701 Brazos Street, Austin, Texas 78701. Please give the enclosed Proxy Statement your careful attention. It is important that your shares of Common Stock be represented and voted at the Special Meeting, regardless of the size of your holdings. For those of you who cannot be present at this meeting, we urge that you participate by indicating your choice on the enclosed proxy and completing and returning it to us in the enclosed postage paid envelope at your earliest convenience. By returning your proxy promptly, you will assist us in reducing the company's expenses relating to the meeting, You can revoke your signed proxy at any time before it is used at the Special Meeting.



          Sincerely,


          Roy F. Mitte
          Chairman, President and Chief Executive Officer




                           Financial Industries Corporation


                      Notice of Special Meeting of Stockholders

                                  November 12, 1996






          A Special Meeting of Stockholders of Financial Industries Corporation will be held at the offices of the Company, 701 Brazos Street, Austin, Texas on Tuesday, November 12, 1996, at 10:00 a.m., for the following purpose:

               1. To approve an amendment to the Company's Articles of Incorporation, as amended, to increase the number of authorized shares of Company's Common Stock and to decrease the par value of the Common Stock.

          The Board of Directors of the Company has fixed October 14, 1996, as the record date for the determination of stockholders entitled to vote at the meeting.

          If you will be unable to attend the meeting, kindly mark, sign, date and return the enclosed proxy. A postage prepaid envelope is enclosed for you use. A prompt response is helpful and your cooperation is appreciated.

          The Proxy Statement accompanies this notice.


          October 21, 1996



                                        By Order of the Board of Directors


                                        James M. Grace
                                        Secretary




                           Financial Industries Corporation
                                  701 Brazos Street
                                 Austin, Texas 78701


          The Annual Report to Stockholders for the year 1995, including financial statements, was mailed to stockholders on or about April 19, 1996.


                                   PROXY STATEMENT

          This Proxy Statement and enclosed form of proxy are being furnished on or about October 21, 1996, in connection with a solicitation of proxies by the Board of Directors (the "Board of Directors") of Financial Industries Corporation (the "Company") to be used at a Special Meeting of stockholders of the Company (the "Meeting") to be held on November 12, 1996, at 10:00 a.m., local time, at the offices of the Company at 701 Brazos Street, Austin, Texas 78701.


                                   Voting Procedure

          Stockholders of record at the close of business on October 14, 1996 will be entitled to vote at the Meeting. On the record date, there were 1,085,593 shares of Common Stock outstanding, and each such share will be entitled to one vote at the Meeting.

          The By-Laws of the Company provide that the holders of a majority of the shares of the Common Stock of the Company, issued and outstanding and entitled to vote at the Meeting, present in person or represented by proxy, shall constitute a quorum at the Meeting.

          Votes cast at the Meeting will be counted by the person appointed by the Company to act as inspector of election at the Meeting. The inspector of election will treat shares of Common Stock represented by a properly executed proxy as present at the
          Meeting for purposes of determining a quorum. Proxies marked "abstain" or "against" will be counted as shares present for purposes of determining a quorum.

          The proposal to amend the Articles of Incorporation, as amended to increase the number of authorized shares of Common Stock and to reduce the par value of the Common Stock of the Company (the "Proposal") requires the affirmative vote of a majority of the outstanding shares of Common Stock; therefore, with respect to the Proposal, abstention and broker non-votes will have the same effect as votes against the Proposal.

          Proxies in the enclosed form are solicited by the Board of Directors of the Company to provide an opportunity to each stockholder to vote on the Proposal, whether or not he or she attends the Meeting in person. If proxies in the enclosed form are properly executed and returned, the shares represented thereby will be voted at the meeting in accordance with the directions of the stockholder. Any stockholder executing a proxy may revoke that proxy or submit a revised proxy at any time before it is voted at the Meeting. A stockholder may also attend the Meeting in person and vote by ballot, thereby cancelling any proxy previously given.
                                  Proxy Solicitation

          The cost of soliciting proxies will be borne by the Company. In addition to solicitations by mail, arrangements have been made for brokers and nominees to send proxy material to their principals, and the Company will reimburse such brokers and nominees for their reasonable expenses in doing so. Certain employees of the Company, who will receive no compensation other than their regular remuneration, may also solicit proxies by telephone, telegram, telex, telecopy or personal interview.


                   PROPOSED AMENDMENT TO THE COMPANY'S ARTICLES OF
                 INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK AND TO REDUCE THE PAR VALUE
                                 OF THE COMMON STOCK

          There will be submitted to the Special Meeting a proposal (i) to amend the first paragraph of Article IV of the Company's Articles of Incorporation, as amended, in order to increase the number of shares of Common Stock which the Company is authorized to issue from 3,304,200 to 10,000,000 and (ii) to reduce the par value of the Common Stock from $1.00 to $0.20. The text of the first paragraph of Article IV as it will read if the Proposal is adopted is set forth in Exhibit A hereto.

          Adoption of this proposal to amend the Articles of Incorporation requires the affirmative vote of the holders of a majority of the outstanding shares of the Company's Common Stock.

          The purpose of the increase in authorized shares is to provide a sufficient number of shares of Common Stock for implementation of the five-for-one stock split unanimously approved by the Board of Directors at its meeting on September 27, 1996 (the "Stock Split') and to provide for potential future corporate requirements. The approval by the Board of Directors of the
          Stock Split is subject to approval by the stockholders of the amendment of the Articles of Incorporation at the Special Meeting. If the proposed amendment of the Articles of
          Incorporation is approved at the Special Meeting, the date of distribution of the new certificates representing the additional shares of Common Stock would be November 19, 1996. The record date established by the Board of Directors with respect to the Stock Split is November 12, 1996. Following the effective date of the Stock Split, the number of outstanding shares would increase to 5,427,965. Certificates representing shares of the Common Stock of the Company prior to the Stock Split (which certificates reflect a par value of $1.00) may continue to be used to effect transfers or deliveries of the Common Stock of the Company, and such outstanding certificates shall be automatically converted to share certificates with a par value of $0.20 as of the distribution date of new certificates issued in connection with the Stock Split.

          As of October 1, 1996, there were outstanding options to purchase shares of the Company's Common Stock in an amount up to 9.9% of the outstanding shares, at an exercise price of $10.50 per share. Such options were granted in 1991 to an affiliate of the Company (Investors Life Insurance Company of North America) in connection with certain loans granted by such affiliate to certain subsidies of the Company. The options include provisions for adjustment in the number of shares covered thereby, and the exercise price thereof, in the event of a stock split. If the Proposal is adopted, the exercise price would be adjusted to $2.10 per share.

          The holders of Common Stock do not have preemptive rights to purchase capital stock of the Company. Any future issuance of Common Stock other than on a pro rata basis may dilute the percentage ownership position of current stockholders. The Stock Split is a distribution on a pro rata basis to stockholders on the record date.

          The Board of directors believes that it is desirable to have sufficient authorized shares of Common stock available for future stock splits or dividends, financing and acquisition transactions and other general corporate purposes. In addition to providing a sufficient number of authorized shares to implement the Stock Split, the additional authorized shares of Common Stock will allow the Company to maintain the flexibility to issue Common Stock without the potential expense and delay of a special meeting of stockholders at a future date. The additional shares of Common Stock, over and above the number of shares required to implement the Stock Split would be available for issuance without further action by the stockholders unless such action is required by applicable law or regulation. Except for the issuance of additional shares of Common Stock in connection with the Stock Split, the Company has no present intent, understandings or arrangements for issuance of the Common Stock which would be authorized by the proposed amendment to the Articles of Incorporation.

          The following table illustrates the effect of the proposed amendment to the Articles of Incorporation discussed in the preceding paragraphs and the Stock Split:


               Number of Shares       Prior to          After Amendment
                of Common Stock       Amendment of      of Articles and
                                      Articles and      Stock Split
                                      Stock Split

           Authorized                     3,304,200         10,000,000
           Outstanding                    1,085,593         5,427,965

           Treasury Stock                    83,467            417,335

           Available for issuance in        107,473            537,365
           connection with exercise
           of options granted to
           affiliate
           Available for future           2,027,667         3,617,335
           issuance by action of the
           Board of Directors (after
           giving effect to the
           above reservations)

          Assuming  that the proposed  amendment to the  first paragraph of
          Article IV of the Company's Articles of Incorporation, effecting the Proposal, is approved, a Certificate of Amendment amending the Articles of Incorporation will be filed with the Secretary of State of the State of Texas as promptly as practicable thereafter. The amendment would become effective upon the date of filing.

          The Board of Directors has unanimously approved the amendment and recommends that you vote FOR the approval of the amendment to the Articles of Incorporation to increase the number of shares of authorized Common Stock and the reduction of the par value from $1.00 per share to $.20

            Security Ownership Of Certain Beneficial Owners and Management

          The following table sets forth information as to each person who is known by the Company to be the beneficial owner of five percent (5%) or more of the outstanding shares of Common Stock of the Company as of October 1, 1996.


                                                   Amount &
                                                   Nature of
                                                   Beneficial    Percent of
          Name and Address                         Ownership     Class

          Roy F. Mitte, Chairman of the Board,
            President and Chief Executive Officer
          Austin, Centre
          701 Brazos
          Austin, Texas  78701. . . . . . . . .    373,304 (1)   34.39% (1)

          InterContinental Life Corporation
          Austin Centre
          701 Brazos
          Austin, Texas  78701. . . . . . . . .    145,423 (2)   12.19% (3)

          Investors Life Insurance Company of
            North America
          Austin Centre
          701 Brazos
          Austin, Texas  78701. . . . . . . . .    145,423 (2)   12.19% (3)


          (1) These shares are beneficially owned by Mr. Mitte and held jointly with his wife, Joann C. Mitte.

          (2) Of such shares, 29,100 shares are owned by Investors Life Insurance Company of North America ("Investors-NA"), 8,850 shares are owned by InterContinental Life Insurance Company ("ILIC"), and 107,473 shares are issuable upon exercise of an option held by Investors-NA. Investors-NA is a direct subsidiary of ILCO. ILIC is a direct subsidiary of Investors-NA.

          (3) Assumes that outstanding stock options or warrants held by other persons have not been exercised.

          The following table contains information as of October 1, 1996 as to the Common Stock of the Company beneficially owned by each Director and executive officer and by all executive officers, nominees and directors of the Company as a group. The information contained in the table has been obtained by the Company from each Director and executive officer except for information known to the Company. Except as indicated in the notes to the table, each beneficial owner has sole voting power and sole investment power as to the shares listed opposite his name.



                            Amount and Nature of Beneficial        Percent
          Name              Ownership                              of Class

          Roy F. Mitte           373,304 (1)(2)                    34.39%
          James M. Grace           1,120 (2)                           *
          Dale E. Mitte              400                               *
          Leonard A. Nadler          333                               *
          Eugene E. Payne            347                               *

          All Executive
           Officers,
           Nominees and
           Directors as a
           group (10             375,504 (1)(2)                    34.59%
           persons)



          (1) These shares are beneficially owned by Mr. Mitte and are held jointly with his wife Joann C. Mitte.

          (2) No executive officer or director holds any options to acquire FIC common stock. Messrs. Roy Mitte, Grace, Payne, and Crowe are officers and/or directors of InterContinental Life Corporation ("ILCO") and beneficially owned approximately 67% of the outstanding shares of ILCO common stock as of October 1, 1996. Since FIC beneficially owns 62% of ILCO Common Stock, Mr. Roy Mitte's personal holdings are combined with FIC's holdings in determining the percentage of ILCO Common Stock beneficially owned by Mr. Mitte. ILCO beneficially owned 145,423 shares of FIC common stock (12.19% of the outstanding shares) as of October 1, 1996.

          *    Less than 1%

                             Future Stockholder Proposals

          Any proposal of a stockholder intended to be presented at the Company's Annual Meeting must be received by the Company for inclusion in the proxy statement and form of proxy for that meeting no later than December 31, 1996, and must be in compliance with applicable laws and Securities and Exchange Commission regulations.

                                    Other Matters

          As of the date of this Proxy Statement, the Board of directors has no knowledge of any business other than described herein which will be presented for consideration at the Special Meeting. In the event that any other business is presented at the meeting, the persons named in the enclosed proxy will vote such proxy thereon in accordance with their judgment in the best interests of the Company.



                                      Exhibit A

                       Proposed First Paragraph of Article IV

                         of the Articles of Incorporation of

                           Financial Industries Corporation



                    The aggregate number of shares which the corporation shall have the authority to issue is ten million (10,000,000) shares of common stock of the par value of twenty cents ($0.20) each.


          PROXY

                           FINANCIAL INDUSTRIES CORPORATION
                  Special Meeting of Shareholders, November 12, 1996

               Roy F. Mitte and James M. Grace, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers that the undersigned would possess if personally present at the Special Meeting of Shareholders of Financial Industries Corporation to be held on Tuesday, November 12, 1996 or at any postponements or adjournments thereof, as indicated below.

               1.   AMENDMENT OF FIRST            FOR the amendment.
                    PARAGRAPH OF ARTICLE          AGAINST the amendment.
                    IV OF THE ARTICLES
                    OF INCORPORATION

               2. In their discretion, the proxies are authorized to vote upon such other matters which may properly come before the meeting or at any postponements or adjournments thereof.
                                                (Continued on reverse side)

          (Continued from reverse side)

          THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL CONSTITUTE AUTHORIZATION TO VOTE THE UNDERSIGNED'S SHARES FOR THE PROPOSED AMENDMENTS TO THE ARTICLES OF INCORPORATION. It will be voted on other business matters which may properly be brought before the meeting in accordance with the best judgment of the proxies.

              The Board of Directors recommends a vote "FOR" on matters
                               set forth in this proxy

                                   Please date, sign and return in the
                                   enclosed postage paid envelope.

                                   Dated:               , 1996
                                   Signature

                                   Signature
                                   (if held jointly)

                                 In  the   case   of  joint   or   common
                                 ownership, each owner should sign.

            THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTOR OF
                          FINANCIAL INDUSTRIES CORPORATION